Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated April 15, 2016, relating to the consolidated financial statements of Viveve Medical, Inc., which appears in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

June 13, 2016